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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  -----------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              Medaphis Corporation
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             (Exact name of registrant as specified in its charter)

              Delaware                                   58-1651222
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(State of incorporation or organization)      (IRS Employer Identification No.)

      2700 Cumberland Parkway
             Suite 300
          Atlanta, Georgia                                 30339
-----------------------------------------    ----------------------------------
(Address of principal executive offices)                (Zip Code)


If this form relates to                     If this form relates to
the registration of a class                 the registration of a
of securities pursuant to 12(b)             class securities pursuant
of the Exchange Act and is                  to Section 12(g) of the
effective pursuant to General               Exchange Act and is effective
Instruction A.(c), please check             pursuant to General
the following box./ /                       Instruction A.(d), please check
                                            the following box.  /X/


Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of each Exchange on
 Title of Each Class to                            which each Class is to
   be so Registered                                    be Registered
--------------------------------            -----------------------------------

        None                                               None
--------------------------------            -----------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                  Warrants to purchase Common Stock, par value
                     $.01 per share, expiring July 8, 2003
--------------------------------------------------------------------------------
                                (Title of Class)


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Item 1.        Description of Registrant's Securities to be Registered.

                          Description of the Warrants

        The securities to be registered hereunder are the warrants (the "Warrants") to purchase five million, three hundred nine thousand, five hundred twenty-three (5,309,523) shares of the registrant's voting common stock, par value $.01 per share (the "Common Stock"). The Warrants expire on July 8, 2003 and have an exercise price of twelve dollars ($12.00) per share. The amount registered represents all of the outstanding Warrants. The Warrant Agreement between Medaphis Corporation and SunTrust Bank, Atlanta, as Warrant Agent, and a specimen of the Warrant Certificate are attached to this registration statement as exhibits and are incorporated herein by this reference.

                        Description of the Common Stock

        The description of the Common Stock set forth in "Item 1 - Description of Registrant's Securities to be Registered" at page 2 of the registrant's Form 8-A/A, Amendment No. 3 to Form 8- A, filed on May 22, 1996, is hereby incorporated by reference.


Item 2.        Exhibits.

               Exhibit No.    Description

               3.1 Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of Registrant's Registration Statement on Form S-1 (File No. 33-42216)).

               3.2 Certificate of Amendment of Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3 of Registrant's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1993 (File No. 000-19480)).

               3.3 Certificate of Amendment of Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.3 to the Registrant's Form 8A/A, filed on March 28, 1995).

               3.4 Certificate of Amendment of Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-8 (File No. 333- 03213)).

               3.5 Certificate of Amendment of Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.5


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                              to Quarterly Report on Form 10-Q for the
                              quarterly period ended June 30, 1997).

               3.6 Amended and Restated By-laws of Registrant (incorporated by reference to Exhibit 3.6 to Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997).

               4.1 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Registrant's Annual Report on Form 10-K for the Year Ended December 31, 1995 (File No. 000-19480)).

               4.2 Warrant Agreement dated July 8, 1998 between Medaphis Corporation and SunTrust Bank, Atlanta, as Warrant Agent.

               4.3            Specimen Warrant Certificate


                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             MEDAPHIS CORPORATION




Dated: July 21, 1998                         By: /s/ Randolph L.M. Hutto
                                                ------------------------------
                                                 Randolph L.M. Hutto
                                                 Executive Vice President,
                                                 General Counsel and Secretary




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                                 Exhibit Index


Exhibit No.                   Description
-----------                   -----------
           3.1          Amended and Restated Certificate of Incorporation of
                        Registrant (incorporated by reference to Exhibit 3.1 of
                        Registrant's Registration Statement on Form S-1 (File
                        No. 33-42216)).

           3.2          Certificate of Amendment of Amended and Restated
                        Certificate of Incorporation of Registrant
                        (incorporated by reference to Exhibit 3 of Registrant's
                        Quarterly Report on Form 10-Q for the Quarter ended
                        March 31, 1993 (File No. 000-19480)).

           3.3          Certificate of Amendment of Amended and Restated
                        Certificate of Incorporation of Registrant
                        (incorporated by reference to Exhibit 3.3 to the Registrant's Form 8A/A, filed on March 28, 1995).

           3.4          Certificate of Amendment of Amended and Restated
                        Certificate of Incorporation of Registrant
                        (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-8 (File
                        No. 333-03213)).

           3.5          Certificate of Amendment of Amended and Restated
                        Certificate of Incorporation of Registrant
                        (incorporated by reference to Exhibit 3.5 to Quarterly
                        Report on Form 10-Q for the quarterly period ended June
                        30, 1997).

           3.6          Amended and Restated By-laws of Registrant
                        (incorporated by reference to Exhibit 3.6 to Quarterly
                        Report on Form 10-Q for the quarterly period ended June
                        30, 1997).

           4.1 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Registrant's Annual Report on Form 10-K for the Year Ended December 31, 1995 (File
                        No. 000-19480)).

           4.2          Warrant Agreement dated July 8, 1998 between Medaphis
                        Corporation and SunTrust Bank, Atlanta, as Warrant
                        Agent.

           4.3          Specimen Warrant Certificate.


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